MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO   QUARTER: 3   YEAR: 2006

VITRO, S.A. DE C.V.

BALANCE SHEETS

AT SEPTEMBER 30 OF 2006 AND 2005   CONSOLIDATED

(Thousands of Mexican Pesos)   Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s01	TOTAL ASSETS	27,158,812	100	32,999,015	100
s02	CURRENT ASSETS	8,149,866	30	10,985,939	33
s03	CASH AND SHORT-TERM INVESTMENTS	778,066	3	2,105,659	6
s04	ACCOUNTS AND NOTES RECEIVABLE (NET)	1,545,446	6	1,276,890	4
s05	OTHER ACCOUNTS AND NOTES RECEIVABLE (NET)	2,078,437	8	2,215,659	7
s06	INVENTORIES	3,639,568	13	4,056,632	12
s07	OTHER CURRENT ASSETS	108,349	0	1,331,099	4
s08	LONG-TERM	426,691	2	364,590	1
s09	ACCOUNTS AND NOTES RECEIVABLE (NET)	321,631	1	287,271	1
s10	INVESTMENT IN SHARES OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
s11	OTHER INVESTMENTS	105,060	0	77,319	0
s12	PROPERTY, PLANT AND EQUIPMENT (NET)	16,353,456	60	17,338,683	53
s13	LAND AND BUILDINGS	13,781,933	51	14,356,708	44
s14	MACHINERY AND INDUSTRIAL EQUIPMENT	24,616,920	91	24,503,197	74
s15	OTHER EQUIPMENT	0	0	0	0
s16	ACCUMULATED DEPRECIATION	22,792,786	84	22,568,123	68
s17	CONSTRUCTION IN PROGRESS	747,389	3	1,046,901	3
s18	OTHER INTANGIBLE ASSETS AND DEFERRED ASSETS (NET) .	1,147,699	4	1,411,486	4
s19	OTHER ASSETS	1,081,100	4	2,898,317	9
s20	TOTAL LIABILITIES	19,450,156	100	24,445,148	100
s21	CURRENT LIABILITIES	9,786,509	50	8,981,824	37
s22	SUPPLIERS	1,946,352	10	1,975,328	8
s23	BANK LOANS	1,185,003	6	2,468,093	10
s24	STOCK MARKET LOANS	4,220,799	22	944,907	4
s25	TAXES PAYABLE	50,705	0	0	0
s26	OTHER CURRENT LIABILITIES	2,383,650	12	3,593,496	15
s27	LONG-TERM LIABILITIES	7,880,927	41	12,770,811	52
s28	BANK LOANS	458,137	2	1,038,242	4
s29	STOCK MARKET LOANS	7,422,790	38	11,732,569	48
s30	OTHER LOANS	0	0	0	0
s31	DEFERRED LIABILITIES	0	0	0	0
s32	OTHER NON CURRENT LIABILITIES	1,782,720	9	2,692,513	11
s33	CONSOLIDATED STOCKHOLDERS' EQUITY	7,708,656	100	8,553,867	100
s34	MINORITY INTEREST	2,429,801	32	3,003,047	35
s35	MAJORITY INTEREST	5,278,855	68	5,550,820	65
s36	CONTRIBUTED CAPITAL	8,245,116	107	8,245,116	96
s79	CAPITAL STOCK	7,170,585	93	7,170,585	84
s39	PREMIUM ON ISSUANCE OF SHARES	1,074,531	14	1,074,531	13
s40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	0	0	0	0
s41	EARNED CAPITAL	(2,966,261)	(38)	(2,694,296)	(31)
s42	RETAINED EARNINGS AND CAPITAL RESERVES	19,343,136	251	19,595,662	229
s44	OTHER ACCUMULATED COMPREHENSIVE RESULT	(21,689,551)	(281)	(21,670,112)	(253)
s80	SHARES REPURCHASED	(619,846)	(8)	(619,846)	(7)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

BALANCE SHEETS

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s03	CASH AND SHORT-TERM INVESTMENTS	778,066	100	2,105,659	100
s46	CASH	368,520	47	301,821	14
s47	SHORT-TERM INVESTMENTS	409,546	53	1,803,838	86
s07	OTHER CURRENT ASSETS	108,349	100	1,331,099	100
s81	DERIVATIVE FINANCIAL INSTRUMENTS	108,092	100	109,975	8
s82	DISCONTINUED OPERATIONS	0	0	1,022,959	77
s83	OTHER	257	0	198,165	15
s18	OTHER INTANGIBLE ASSETS AND DEFERRED ASSETS (NET) .	1,147,699	100	1,411,486	100
s48	DEFERRED EXPENSES (NET)	479,571	42	678,894	48
s49	GOODWILL	668,128	58	732,592	52
s51	OTHER	0	0	0	0
s19	OTHER ASSETS	1,081,100	100	2,898,317	100
s84	INTANGIBLE ASSET FROM LABOR OBLIGATIONS	339,594	31	534,261	18
s85	DERIVATIVE FINANCIAL INSTRUMENTS	0	0	0	0
s50	DEFERRED TAXES	741,506	69	941,204	32
s86	DISCONTINUED OPERATIONS	0	0	1,422,852	49
s87	OTHER	0	0	0	0
s21	CURRENT LIABILITIES	9,786,509	100	8,981,824	100
s52	FOREIGN CURRENCY LIABILITIES	7,430,711	76	5,029,773	56
s53	MEXICAN PESOS LIABILITIES	2,355,798	24	3,952,051	44
s26	OTHER CURRENT LIABILITIES	2,383,650	100	3,593,496	100
s88	DERIVATIVE FINANCIAL INSTRUMENTS	257,115	11	123,697	3
s89	INTEREST LIABILITIES	332,773	14	352,649	10
s68	PROVISIONS	0	0	0	0
s90	DISCONTINUED OPERATIONS	0	0	624,818	17
s58	OTHER CURRENT LIABILITIES	1,793,762	75	2,492,332	69
s27	LONG-TERM LIABILITIES	7,880,927	100	12,770,811	100
s59	FOREIGN CURRENCY LIABILITIES	7,164,601	91	11,414,116	89
s60	MEXICAN PESOS LIABILITIES	716,326	9	1,356,695	11
s31	DEFERRED LIABILITIES	0	0	0	0
s65	NEGATIVE GOODWILL	0	0	0	0
s67	OTHER	0	0	0	0
s32	OTHER NON CURRENT LIABILITIES	1,782,720	100	2,692,513	100
s66	DEFERRED TAXES	0	0	0	0
s91	OTHER LIABILITIES IN RESPECT OF SOCIAL INSURANCE	1,257,346	71	1,350,008	50
s92	DISCONTINUED OPERATIONS	0	0	1,181,587	44
s69	OTHER LIABILITIES	525,374	29	160,918	6
s79	CAPITAL STOCK	7,170,585	100	7,170,585	100
s37	CAPITAL STOCK (NOMINAL)	324,000	5	324,000	5
s38	RESTATEMENT OF CAPITAL STOCK	6,846,585	95	6,846,585	95

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

BALANCE SHEETS

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF S	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
s42	RETAINED EARNINGS AND CAPITAL RESERVES	19,343,136	100	19,595,662	100
s93	LEGAL RESERVE	0	0	0	0
s43	RESERVE FOR REPURCHASE OF SHARES	2,000,000	10	2,000,000	10
s94	OTHER RESERVES	0	0	0	0
s95	RETAINED EARNINGS	17,691,104	91	17,729,195	90
s45	NET INCOME FOR THE YEAR	(347,968)	(2)	(133,533)	(1)
s44	OTHER ACCUMULATED COMPREHENSIVE RESULT	(21,689,551)	100	(21,670,112)	100
s70	ACCUMULATED MONETARY RESULT	0	0	0	0
s71	RESULT FROM HOLDING NON-MONETARY ASSETS	(19,602,170)	90	(19,518,379)	90
s96	CUMULATIVE RESULT FROM FOREIGN CURRENCY TRANSLATION	0	0	0	0
s97	CUMULATIVE RESULT FROM DERIVATIVE FINANCIAL INSTRUMENTS	0	0	0	0
s98	CUMULATIVE EFFECT OF DEFERRED INCOME TAXES	(1,716,493)	8	(1,716,493)	8
s99	LABOR OBLIGATION ADJUSTMENT	(370,888)	2	(435,240)	2
s100	OTHER	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

BALANCE SHEETS

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF S	CONCEPTS	CURRENT YEAR Amount	PREVIOUS YEAR Amount
s57	OTHER CURRENT LIABILITIES WITH COST	7,623	21,594
s63	OTHER LOANS WITH COST	3,655	388
s72	WORKING CAPITAL	(1,636,643)	2,004,115
s73	PENSIONS AND SENIORITY PREMIUMS	658,510	643,597
s74	EXECUTIVES (*)	286	324
s75	EMPLOYEES (*)	4,521	4,385
s76	WORKERS (*)	17,661	16,863
s77	OUTSTANDING SHARES (*)	295,727,910	295,727,910
s78	REPURCHASED SHARES (*)	28,272,090	28,272,090
s101	RESTRICTED CASH	63,073	378,116
s102	NET DEBT OF NON CONSOLIDATED COMPANIES	0	0

(*) THESE CONCEPTS ARE STATED IN UNITS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

STATEMENTS OF INCOME

FROM JANUARY THE 1st TO SEPTEMBER 30 OF 2006 AND 2005

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF R	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
r01	NET SALES	19,916,241	100	18,965,786	100
r02	COST OF SALES	14,527,776	73	13,767,428	73
r03	GROSS PROFIT	5,388,465	27	5,198,358	27
r04	OPERATING EXPENSES	3,883,736	20	3,928,599	21
r05	OPERATING INCOME	1,504,729	8	1,269,759	7
r06	INTEGRAL FINANCING COST	1,963,581	10	1,101,143	6
r07	INCOME AFTER INTEGRAL FINANCING COST	(458,852)	(2)	168,616	1
r08	OTHER EXPENSE AND INCOME (NET)	54,518	0	455,407	2
r44	SPECIAL ITEMS	0	0	0	0
r09	INCOME BEFORE INCOME TAXES AND EMPLOYEES' PROFIT SHARING	(513,370)	(3)	(286,791)	(2)
r10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	382,702	2	(440,097)	(2)
r11	NET INCOME AFTER TAXES AND EMPLOYEES' PROFIT SHARING	(896,072)	(4)	153,306	1
r12	EQUITY IN NET INCOME OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
r13	CONSOLIDATED NET INCOME OF CONTINUING OPERATIONS	(896,072)	(4)	153,306	1
r14	INCOME FROM DISCONTINUED OPERATIONS	(485,849)	(2)	15,738	0
r15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	(410,223)	(2)	137,568	1
r16	EXTRAORDINARY ITEMS, NET EXPENSE (INCOME)	0	0	113,843	1
r17	CUMULATIVE EFFECT FROM ACCOUNTING CHANGE, NET	0	0	0	0
r18	NET CONSOLIDATED INCOME	(410,223)	(2)	23,725	0
r19	NET INCOME OF MINORITY INTEREST	(62,255)	0	157,258	1
r20	NET INCOME OF MAJORITY INTEREST	(347,968)	(2)	(133,533)	(1)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

STATEMENTS OF INCOME

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF R	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
r01	NET SALES	19,916,241	100	18,965,786	100
r21	DOMESTIC	8,442,231	42	7,676,822	40
r22	FOREIGN	11,474,010	58	11,288,964	60
r23	TRANSLATED INTO DOLLARS (***)	1,026,436	5	975,679	5
r06	INTEGRAL FINANCING COST	1,963,581	100	1,101,143	100
r24	INTEREST EXPENSE	2,024,952	103	1,731,431	157
r42	LOSS (GAIN) ON RESTATEMENT OF UDI'S	0	0	0	0
r45	OTHER FINANCE COSTS	0	0	0	0
r26	INTEREST INCOME	90,264	5	104,123	9
r46	OTHER FINANCIAL PRODUCTS	0	0	0	0
r25	FOREIGN EXCHANGE LOSS (GAIN) (NET)	315,755	16	(247,947)	(23)
r28	RESULT FROM MONETARY POSITION	(286,862)	(15)	(278,218)	(25)
r10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	382,702	100	(440,097)	100
r32	INCOME TAX	372,288	97	189,240	(43)
r33	DEFERRED INCOME TAX	(16,513)	(4)	(678,813)	154
r34	EMPLOYEES' PROFIT SHARING EXPENSES	26,927	7	76,526	(17)
r35	DEFERRED EMPLOYEES' PROFIT SHARING	0	0	(27,050)	6

(***) THOUSANDS OF DOLLARS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

STATEMENTS OF INCOME

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF R	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
r36	TOTAL SALES	21,783,226	20,396,036
r37	TAX RESULT FOR THE YEAR	0	0
r38	NET SALES (**)	26,223,934	25,082,684
r39	OPERATING INCOME (**)	1,972,534	1,558,212
r40	NET INCOME OF MAJORITY INTEREST (**)	(162,883)	(224,989)
r41	NET CONSOLIDATED INCOME (**)	(216,388)	54,462
r47	OPERATIVE DEPRECIATION AND ACCUMULATED	1,295,661	1,341,271

(**) RESTATED INFORMATION OF THE LAST TWELVE MONTHS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO | QUARTER: 3 | YEAR: 2006

VITRO, S.A. DE C.V.

QUARTERLY STATEMENTS OF INCOME

FROM JULY THE 1st TO SEPTEMBER 30 OF 2006 AND 2005

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF RT	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
rt01	NET SALES	6,839,021	100	6,529,256	100
rt02	COST OF SALES	4,916,408	72	4,653,461	71
rt03	GROSS PROFIT	1,922,613	28	1,875,795	29
rt04	OPERATING EXPENSES	1,296,173	19	1,292,418	20
rt05	OPERATING INCOME	626,440	9	583,377	9
rt06	INTEGRAL FINANCING COST	247,571	4	425,359	7
rt07	INCOME AFTER INTEGRAL FINANCING COST	378,869	6	158,018	2
rt08	OTHER EXPENSE AND INCOME (NET)	32,702	0	60,318	1
rt44	SPECIAL ITEMS	0	0	0	0
rt09	INCOME BEFORE INCOME TAXES AND EMPLOYEES' PROFIT SHARING	346,167	5	97,700	1
rt10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	243,223	4	84,109	1
rt11	NET INCOME AFTER TAXES AND EMPLOYEES' PROFIT SHARING	102,944	2	13,591	0
rt12	EQUITY IN NET INCOME OF NON-CONSOLIDATED SUBSIDIARIES AND ASSOCIATES	0	0	0	0
rt13	CONSOLIDATED NET INCOME OF CONTINUING OPERATIONS	102,944	2	13,591	0
rt14	INCOME FROM DISCONTINUED OPERATIONS	(48,470)	(1)	15,816	0
rt15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	151,414	2	(2,225)	0
rt16	EXTRAORDINARY ITEMS, NET EXPENSE (INCOME)	0	0	113,843	2
rt17	CUMULATIVE EFFECT FROM ACCOUNTING CHANGE, NET	0	0	0	0
rt18	NET CONSOLIDATED INCOME	151,414	2	(116,068)	(2)
rt19	NET INCOME OF MINORITY INTEREST	11,816	0	(42,594)	(1)
rt20	NET INCOME OF MAJORITY INTEREST	139,598	2	(73,474)	(1)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

QUARTERLY STATEMENTS OF INCOME

VITRO, S.A. DE C.V. CONSOLIDATED

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos) Final Printing

REF RT	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
		Amount	%	Amount	%
rt01	NET SALES	6,839,021	100	6,529,256	100
rt21	DOMESTIC	2,985,617	44	2,658,590	41
rt22	FOREIGN	3,853,404	56	3,870,666	59
rt23	TRANSLATED INTO DOLLARS (***)	345,706	5	337,273	5
rt06	INTEGRAL FINANCING COST	247,571	100	425,359	100
rt24	INTEREST EXPENSE	658,125	266	499,121	117
rt42	LOSS (GAIN) ON RESTATEMENT OF UDI'S	0	0	0	0
rt45	OTHER FINANCE COSTS	0	0	0	0
rt26	INTEREST INCOME	38,210	15	5,890	1
rt46	OTHER FINANCIAL PRODUCTS	0	0	0	0
rt25	FOREIGN EXCHANGE LOSS (GAIN) (NET)	(203,701)	(82)	63,543	15
rt28	RESULT FROM MONETARY POSITION	(168,643)	(68)	(131,415)	(31)
rt10	PROVISIONS FOR INCOME TAXES AND EMPLOYEES' PROFIT SHARING	243,223	100	84,109	100
rt32	INCOME TAX	26,974	11	88,088	105
rt33	DEFERRED INCOME TAX	211,341	87	(9,943)	(12)
rt34	EMPLOYEES' PROFIT SHARING EXPENSES	4,908	2	12,284	15
rt35	DEFERRED EMPLOYEES' PROFIT SHARING	0	0	(6,320)	(8)

(***) THOUSANDS OF DOLLARS

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

QUARTERLY STATEMENTS OF INCOME

OTHER CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF RT	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
rt47	OPERATIVE DEPRECIATION AND ACCUMULATED IMPAIRMENT LOSSES	427,395	433,386

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO | QUARTER: 3 | YEAR: 2006

VITRO, S.A. DE C.V.

STATEMENTS OF CHANGES IN FINANCIAL POSITION
FROM JANUARY THE 1st TO SEPTEMBER 30 OF 2006 AND 2005

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF C	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
c01	CONSOLIDATED NET INCOME	(410,223)	23,725
c02	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING RESOURCES	1,555,837	1,135,796
c03	RESOURCES FROM NET INCOME FOR THE YEAR	1,145,614	1,159,521
c04	RESOURCES PROVIDED OR USED IN OPERATION	(349,965)	360,128
c05	RESOURCES PROVIDED BY (USED FOR) OPERATING ACTIVITIES	795,649	1,519,649
c06	RESOURCES PROVIDED BY (USED FOR) EXTERNAL FINANCING ACTIVITIES	(1,467,864)	(819,489)
c07	RESOURCES PROVIDED BY (USED FOR) INTERNAL FINANCING ACTIVITIES	(256,657)	(177,749)
c08	RESOURCES PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(1,724,521)	(997,238)
c09	RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	338,631	(1,115,396)
c10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(590,241)	(592,985)
c11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	1,368,307	2,698,644
c12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	778,066	2,105,659

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

STATEMENTS OF CHANGES IN FINANCIAL POSITION

BREAKDOWN OF MAIN CONCEPTS

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

REF C	CONCEPTS	CURRENT YEAR	PREVIOUS YEAR
		Amount	Amount
c02	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING RESOURCES	1,555,837	1,135,796
c13	+ DEPRECIATION AND AMORTIZATION FOR THE YEAR	1,295,661	1,341,272
c41	+ (-) OTHER ITEMS	260,176	(205,476)
c04	RESOURCES PROVIDED OR USED IN OPERATION	(349,965)	360,128
c18	+ (-) DECREASE (INCREASE) IN ACCOUNTS RECEIVABLE	(255,414)	692,276
c19	+ (-) DECREASE (INCREASE) IN INVENTORIES	326,102	(121,450)
c20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNTS RECEIVABLE	75,198	(897,665)
c21	+ (-) INCREASE (DECREASE) IN SUPPLIERS	45,290	69,876
c22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	(541,141)	617,091
c06	RESOURCES PROVIDED BY (USED FOR) EXTERNAL FINANCING ACTIVITIES	(1,467,864)	(819,489)
c23	+ BANK FINANCING	4,714,462	7,798,210
c24	+ STOCK MARKET FINANCING	0	0
c25	+ DIVIDEND RECEIVED	0	0
c26	+ OTHER FINANCING	364,710	0
c27	(-) BANK FINANCING AMORTIZATION	(6,528,425)	(8,565,450)
c28	(-) STOCK MARKET FINANCING AMORTIZATION	0	0
c29	(-) OTHER FINANCING AMORTIZATION	0	0
c42	+ (-) OTHER ITEMS	(18,611)	(52,249)
c07	RESOURCES PROVIDED BY (USED FOR) INTERNAL FINANCING ACTIVITIES	(256,657)	(177,749)
c30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCK	(103,543)	0
c31	(-) DIVIDENDS PAID	(153,114)	(177,749)
c32	+ PREMIUM ON ISSUANCE OF SHARES	0	0
c33	+ CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	0	0
c43	+ (-) OTHER ITEMS	0	0
c09	RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	338,631	(1,115,396)
c34	+ (-) DECREASE (INCREASE) IN PERMANENT INVESTMENTS	0	0
c35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(787,530)	(761,177)
c36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	0	0
c37	+ SALE OF OTHER PERMANENT INVESTMENTS	583,700	44,292
c38	+ SALE OF TANGIBLE FIXED ASSETS	398,482	10,071
c39	+ (-) OTHER ITEMS	143,979	(408,582)

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

DATA PER SHARE

CONSOLIDATED INFORMATION

Final Printing

REF D	CONCEPTS	CURRENT YEAR			PREVIOUS YEAR		
		AMOUNT			AMOUNT		
d01	BASIC PROFIT PER ORDINARY SHARE (**)	$	(0.55)		$	(0.76)	
d02	BASIC PROFIT PER PREFERRED SHARE (**)	$	0.00		$	0.00	
d03	DILUTED PROFIT PER ORDINARY SHARE (**)	$	0.00		$	0.00	
d04	CONTINUING OPERATING PROFIT PER COMMON SHARE (**)	$	(69.74)		$	13.07	
d05	EFFECT OF DISCONTINUED OPERATIONS ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	(3.36)		$	23.51	
d06	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	0.00		$	0.00	
d07	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUING OPERATING PROFIT PER SHARE (**)	$	0.00		$	0.00	
d08	CARRYNG VALUE PER SHARE	$	16.00		$	14.77	
d09	CASH DIVIDEND ACCUMULATED PER SHARE	$	0.30		$	0.30	
d10	DIVIDEND IN SHARES PER SHARE		0.00	acciones		0.00	acciones
d11	MARKET PRICE TO CARRYING VALUE		0.81	veces		0.84	veces
d12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)		(23.52)	veces		(16.37)	veces
d13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)		0.00	veces		0.00	veces

(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS.

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

RATIOS

CONSOLIDATED

Final Printing

REF P	CONCEPTS	CURRENT YEAR		PREVIOUS YEAR	
	YIELD				
p01	NET INCOME TO NET SALES	(2.05)	%	0.12	%
p02	NET INCOME TO STOCKHOLDERS' EQUITY (**)	(3.08)	%	(4.05)	%
p03	NET INCOME TO TOTAL ASSETS (**)	(0.79)	%	0.16	%
p04	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	0.00	%	0.00	%
p05	RESULT FROM MONETARY POSITION TO NET INCOME	(69.92)	%	1,172.67	%
	ACTIVITY				
p06	NET SALES TO NET ASSETS (**)	0.96	veces	0.76	veces
p07	NET SALES TO FIXED ASSETS (**)	1.60	veces	1.44	veces
p08	INVENTORIES TURNOVER (**)	3.99	veces	3.39	veces
p09	ACCOUNTS RECEIVABLE IN DAYS OF SALES	18.21	dias	15.80	dias
p10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	15.24	%	10.70	%
	LEVERAGE				
p11	TOTAL LIABILITIES TO TOTAL ASSETS	71.61	%	74.07	%
p12	TOTAL LIABILITIES TO STOCKHOLDERS' EQUITY	2.52	veces	2.85	veces
p13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	75.03	%	67.26	%
p14	LONG-TERM LIABILITIES TO FIXED ASSETS	48.19	%	73.65	%
p15	OPERATING INCOME TO INTEREST PAID	0.74	veces	0.73	veces
p16	NET SALES TO TOTAL LIABILITIES (**)	1.34	veces	1.02	veces
	LIQUIDITY				
p17	CURRENT ASSETS TO CURRENT LIABILITIES	0.83	veces	1.22	veces
p18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.46	veces	0.77	veces
p19	CURRENT ASSETS TO TOTAL LIABILITIES	0.41	veces	0.44	veces
p20	AVAILABLE ASSETS TO CURRENT LIABILITIES	7.95	%	23.44	%
	STATEMENTS OF CHANGES				
p21	RESOURCES FROM NET INCOME TO NET SALES	5.75	%	6.11	%
p22	RESOURCES FROM CHANGES IN WORKING CAPITAL TO NET SALES	(1.75)	%	1.89	%
p23	RESOURCES GENERATED (USED) IN OPERATING TO INTEREST PAID	0.39	veces	0.87	veces
p24	EXTERNAL FINANCING TO RESOURCES PROVIDED BY (USED FOR) FINANCING	85.11	%	82.17	%
p25	INTERNAL FINANCING TO RESOURCES PROVIDED BY (USED FOR) FINANCING	14.88	%	17.82	%
p26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO RESOURCES PROVIDED BY (USED FOR) INVESTMENT ACTIVITIES	(232.56)	%	68.24	%

(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS.

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

(Thousands of Mexican Pesos)

CONSOLIDATED

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
BANKS														
FOREIGN TRADE														
CITIBANK N.A.	27/10/2006	7.57							108,835	0	0	0	0	0
HYPO VEREINSBANK	25/07/2007	5.61							0	1,180	0	0	0	0
TORONTO DOMINION	05/01/2007	4.96							0	6,200	3,100	0	0	0
DEUTSCHE BANK	05/10/2009	3.84							0	1,846	1,846	2,770	0	0
DEUTSCHE BANK	30/10/2009	4.14							0	1,355	1,355	2,033	0	0
SECURED														
Scotiabank	13/12/2009	7.00							0	5,580	7,440	46,503	1,858	0
BANCO PASTOR	28/02/2008	3.65							0	5,803	0	0	0	0
Finacity	15/07/2016	12.50							0	11,386	8,076	10,095	10,095	46,646
INBURSA	31/12/2006	8.92							0	228,665	0	0	0	0
COMMERCIAL BANKS														
SINDICADO TRANCHE C	27/03/2007	9.78	0	33,248	0	0	0	0						
Citibank	17/11/2006	6.46							5,497	0	0	0	0	0
Citibank	11/12/2006	6.46							16,082	0	0	0	0	0
Citibank	10/10/2006	6.16							5,497	0	0	0	0	0
Citibank	11/12/2006	6.85							15,391	0	0	0	0	0
Citibank	06/10/2006	6.27							4,397	0	0	0	0	0
Citibank	20/10/2006	6.25							5,849	0	0	0	0	0
Citibank	01/10/2006	6.21							8,245	0	0	0	0	0
Citibank	19/12/2006	6.15							5,497	0	0	0	0	0
Citibank	22/10/2006	6.22							4,397	0	0	0	0	0
Citibank	13/12/2006	6.15							5,497	0	0	0	0	0
Citibank	06/10/2006	6.27							5,497	0	0	0	0	0
BICSA	18/10/2006	6.12							5,497	0	0	0	0	0
BICSA	23/11/2006	5.92							10,994	0	0	0	0	0
BICSA	05/01/2007	6.05							16,490	0	0	0	0	0
BICSA	21/12/2006	6.02							4,397	0	0	0	0	0
Industrial	01/07/2009	6.97							0	13,192	13,192	13,192	0	0
GTC Bank	01/04/2016	6.25							0	0	3,435	6,871	6,871	92,753
G&T Continental	01/04/2016	6.25							0	0	3,435	6,871	6,871	92,758
Agromercantil	01/04/2016	6.38							0	0	1,718	3,435	3,435	46,379
CITIBANK N.A.	27/10/2006	7.57							76,955	0	0	0	0	0
Comerica	28/11/2006	7.08							54,968	0	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
BANCO DE BOGOTA	02/09/2007	6.00							4,203	0	0	0	0	0
CITIBANK N.A.	03/10/2006	10.00							34,626	0	0	0	0	0
BBVA	17/05/2007	3.25							7,532	0	0	0	0	0
BSCH	28/10/2006	3.25							1,812	0	0	0	0	0
BSCH	28/10/2006	3.25							1,072	0	0	0	0	0
BSCH	28/10/2006	3.25							746	0	0	0	0	0
BSCH	28/10/2006	3.25							2,184	0	0	0	0	0
BSCH	12/11/2006	3.25							2,589	0	0	0	0	0
BSCH	12/11/2006	3.25							1,531	0	0	0	0	0
BSCH	12/11/2006	3.25							445	0	0	0	0	0
BSCH	12/11/2006	3.25							1,162	0	0	0	0	0
BANCO POPULAR	27/04/2007	3.20							5,860	0	0	0	0	0
CAJA MADRID	21/06/2007	3.00							7,773	0	0	0	0	0
BANKINTER	26/10/2006	3.13							6,305	0	0	0	0	0
BANCAJA	15/07/2007	3.15							6,179	0	0	0	0	0
CAIXA NOVA	01/08/2007	3.00							11,730	0	0	0	0	0
Banco Zaragozano	29/07/2007	2.94							3,659	0	0	0	0	0
BANCO HERRERO	13/10/2006	3.30							20,417	0	0	0	0	0
Banco de Castilla	05/10/2006	3.20							7,234	0	0	0	0	0
BANCO PASTOR	19/10/2006	3.20							2,935	0	0	0	0	0
BANCO PASTOR	20/10/2006	3.20							22,328	0	0	0	0	0
CAJA DUERO	21/10/2006	3.00							8,013	0	0	0	0	0
LA CAIXA	30/11/2006	3.00							6,991	0	0	0	0	0
CAJA ESPAÑA	04/11/2006	3.04							16,259	0	0	0	0	0
CAJA ESPAÑA	29/07/2007	3.04							7,458	0	0	0	0	0
Banco Millenium-BCP (Cuenta	07/01/2007	3.25							1,674	0	0	0	0	0
Banco Popular Portugues (Cue	23/10/2006	3.50							3,766	0	0	0	0	0
Banco Portugués de Investime	25/11/2006	3.25							2,859	0	0	0	0	0
CITIBANK N.A.	26/04/2007	7.65							98,942	0	0	0	0	0
SINDICADO TRANCHE B	27/03/2007	7.70							0	198,502	0	0	0	0
Sufinanciamiento	13/04/2007	4.50							80	0	0	0	0	0
Banco Portugués de Investime	25/05/2010	2.88							0	0	0	0	730	0
Banco Millenium-BCP (Leasing	07/03/2010	3.50							0	0	0	0	663	0
Banco Millenium-BCP (Leasing	07/04/2010	3.50							0	0	0	0	565	0
Banco Portugués de Investime	16/01/2011	3.25							0	0	0	0	0	1,059

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
Banco Portugués de Investime	16/01/2011	3.25							0	0	0	0	0	1,059
BANCO PORTUGUES DE INVESTIME	30/07/2008	4.25							0	2,727	2,385	0	0	0
CAIXA NOVA	06/05/2008	4.00							0	6,274	2,259	0	0	0
CAJA MADRID	25/10/2007	2.95							0	5,461	960	0	0	0
BANCO DE CASTILLA	05/04/2008	4.00							0	3,346	3,749	0	0	0
CAJA ESPAÑA	17/06/2008	3.45							0	1,675	1,675	0	0	0
BCO.DE CASTILLA.LEASING	25/06/2007	3.45							0	217	0	0	0	0
OTHER														
TOTAL BANKS			0	33,248	0	0	0	0	658,346	493,409	54,625	91,770	31,088	280,654

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO | QUARTER: 3 | YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution	Amortization Date	Interest Rate	Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
STOCK MARKET														
LISTED STOCK EXCHANGE														
UNSECURED														
UDIS VITRO (155) P992U	12/10/2006	9.90	0	481,049	0	0	0	0						
CERTIFICADOS BUR VITRO 02	02/10/2008	11.71	0	0	360,000	0	0	0						
CERTIFICADOS BUR VITRO 02-2	22/12/2008	11.26	0	0	206,014	0	0	0						
CERTIFICADOS BUR VITRO 03	05/02/2009	11.04	0	0	150,312	0	0	0						
SECURED														
BCP Securities	07/02/2007	8.00							802,479	0	0	0	0	0
BCP Securities	08/08/2007	10.00							1,206,872	0	0	0	0	0
Bonos 2011	23/07/2011	10.75							0	0	0	0	0	2,703,622
CSFB	24/02/2010	11.46							0	54,968	82,451	82,451	1,374,188	0
BONOS 2007	15/05/2007	11.38							0	1,675,431	0	0	0	0
BONOS 2013	01/11/2013	12.75							0	0	0	0	0	2,463,752
PRIVATE PLACEMENTS														
UNSECURED														
SECURED														
TOTAL STOCK MARKET			0	481,049	716,326	0	0	0	2,009,351	1,730,399	82,451	82,451	1,374,188	5,167,374

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution			Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
SUPPLIERS														
PEMEX GAS Y PETROQUIMICA BAS		0.00	76,172	0	0	0	0	0						
EDS DE MEXICO, S. A. DE C. V		0.00	31,863	0	0	0	0	0						
O. ENRIQUE HINOJOSA PENA AGE		0.00	23,516	0	0	0	0	0						
TRACTEBEL ENERGIA DE MONTERR		0.00	23,409	0	0	0	0	0						
INGENIERIA EN EMPAQUE ARVISA		0.00	22,374	0	0	0	0	0						
WEYERHAEUSER DE MEXICO, S.A.		0.00	17,436	0	0	0	0	0						
INTERGLASS, S. A. DE C. V.		0.00	17,361	0	0	0	0	0						
EMPAQUES DE CARTON TITAN, S.		0.00	16,819	0	0	0	0	0						
IXE BANCO, S.A.		0.00	15,438	0	0	0	0	0						
MATERIAS PRIMAS MONTERREY, S		0.00	13,606	0	0	0	0	0						
KANSAS CITY SOUTHERN DE MEXI		0.00	13,069	0	0	0	0	0						
FERRO COLORES, S.A. DE C.V.		0.00	12,706	0	0	0	0	0						
SMURFIT CARTON Y PAPEL DE M		0.00	11,339	0	0	0	0	0						
CIEMEX, S.A. DE C.V.		0.00	11,317	0	0	0	0	0						
GAS INDUSTRIAL DE MONTERREY,		0.00	10,932	0	0	0	0	0						
FERROSUR, S.A. DE C.V.		0.00	8,159	0	0	0	0	0						
MATERIAS PRIMAS DE LAMPAZOS		0.00	7,405	0	0	0	0	0						
RTS EMPAQUES S. DE RL. DE C.		0.00	7,339	0	0	0	0	0						
MAQUINADOS MARFER, S.A. DE C		0.00	7,337	0	0	0	0	0						
SOCIEDAD INDUSTRIAL S.A. DE		0.00	7,261	0	0	0	0	0						
FIBRAS Y DERIVADOS DE MEXICO		0.00	5,501	0	0	0	0	0						
SCA PALLETS PRODUCTION, S.A.		0.00	6,505	0	0	0	0	0						
ASIA INGENIERIA Y PROCESOS I		0.00	6,288	0	0	0	0	0						
GIGANTE, S.A. DE C.V.		0.00	6,220	0	0	0	0	0						
TRANSPORTES RAFAGAS DEL GOLF		0.00	5,982	0	0	0	0	0						
INDUSTRIA LARESGOITI DEL CEN		0.00	5,904	0	0	0	0	0						
SYGMA ABASTECEDORA INDUSTRIA		0.00	5,866	0	0	0	0	0						
INDUSTRIALIZADORA DE MADERAS		0.00	5,724	0	0	0	0	0						
OTROS MONEDA NAL.		0.00	490,968	0	0	0	0	0						
AMERICAN NATURAL SODA ASH CO		0.00							79,453	0	0	0	0	0
UNION PACIFIC RAILROAD CO.		0.00							68,098	0	0	0	0	0
VERRERIES SOUCHON NEUVESEL,		0.00							13,288	0	0	0	0	0
EMHART GLASS INC.		0.00							9,697	0	0	0	0	0

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

CREDITS BREAK DOWN

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

Credit Type / Institution			Amortization of Credits Denominated In Pesos (Thousands of $)						Amortization of Credits in Foreign Currency (Thousands of $)					
			Time Interval						Time Interval					
			Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year	Current Year	Until 1 Year	Until 2 Year	Until 3 Year	Until 4 Year	Until 5 Year
WERNER KAMMANN		0.00							8,285	0	0	0	0	0
ARKEMA INC.		0.00							7,910	0	0	0	0	0
GERRO PLAST GMBH KUNSTSTOFFA		0.00							7,176	0	0	0	0	0
VVP FLAT GLASS SALES		0.00							6,388	0	0	0	0	0
THE TIMKEN CORPORATION		0.00							6,327	0	0	0	0	0
OWENS ILLINOIS INC.		0.00							6,299	0	0	0	0	0
MAGNECO METREL, INC.		0.00							5,366	0	0	0	0	0
RECTICEL N.A. INC..		0.00							4,862	0	0	0	0	0
LIBBEY OWENS FORD CO.		0.00							3,683	0	0	0	0	0
DELORO STELLITE INC.		0.00							3,669	0	0	0	0	0
YIH-TAIR INDUSTRIAL CO. LTD.		0.00							2,730	0	0	0	0	0
SSI TECHNOLOGIES, INC.		0.00							2,181	0	0	0	0	0
ACI DISTRIBUTION		0.00							2,153	0	0	0	0	0
UNION PACIFIC RAILROAD CO.		0.00							2,064	0	0	0	0	0
OTROS PROVEEDORES MONEDA EXT		0.00							812,907	0	0	0	0	0
TOTAL SUPPLIERS			893,816	0	0	0	0	0	1,052,536	0	0	0	0	0
OTHER CURRENT LIABILITIES AND OTHER CREDITS														
OTROS PASIVOS CP MONEDA NAL		0.00	314,172	0	0	0	0	0						
OTROS PASIVOS CP MONEDA EXT		0.00							1,479,590	0	0	0	0	0
TOTAL			1,207,988	514,297	716,326	0	0	0	5,199,823	2,223,808	137,076	174,221	1,405,276	5,448,028

NOTES

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO
VITRO, S.A. DE C.V.

QUARTER: 3 YEAR: 2006

MONETARY FOREIGN CURRENCY POSITION

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

FOREIGN CURRENCY POSITION	DOLLARS (1)		OTHER CURRENCIES		TOTAL THOUSANDS OF PESOS
	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	THOUSANDS OF DOLLARS	THOUSANDS OF PESOS	
MONETARY ASSETS	776,476	8,536,192	0	0	8,536,192
LIABILITIES POSITION	1,362,722	14,981,075	0	0	14,981,075
SHORT-TERM LIABILITIES POSITION	675,919	7,430,711	0	0	7,430,711
LONG-TERM LIABILITIES POSITION	686,803	7,550,364	0	0	7,550,364
NET BALANCE	(586,246)	(6,444,883)	0	0	(6,444,883)

NOTES

MEXICAN STOCK EXCHANGE

STOCK EXCHANGE CODE: VITRO

QUARTER: 3 YEAR: 2006

VITRO, S.A. DE C.V.

RESULT FROM MONETARY POSITION

CONSOLIDATED

(Thousands of Mexican Pesos)

Final Printing

MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITY MONETARY POSITION	MONTHLY INFLATION	MONTHLY PROFIT AND (LOSS)
JANUARY	6,964,948	19,125,286	12,160,338	0.59	(71,272)
FEBRUARY	6,662,475	19,723,937	13,061,462	0.19	(24,228)
MARCH	7,141,221	19,188,416	12,047,195	0.09	(10,695)
APRIL	6,127,322	19,682,004	13,554,682	0.24	(31,854)
MAY	6,299,750	20,081,807	13,782,057	0.01	(1,644)
JUNE	6,639,913	19,646,322	13,006,409	0.17	21,490
JULY	6,569,295	18,968,685	12,399,390	0.04	(5,299)
AUGUST	6,360,386	18,791,669	12,431,283	0.43	(54,026)
SEPTEMBER	6,362,416	18,192,809	11,830,393	0.92	(109,334)
RESTATEMENT				0.00	0
CAPITALIZATION				0.00	0
FOREIGN CORP.				0.00	0
OTHER				0.00	0
TOTAL					(286,862)

NOTES